Exhibit 3.2

Bylaws

of

Universal Logistics Holdings, Inc.

ARTICLE I.

STOCKHOLDERS MEETINGS

SECTION 1.1. PLACE OF MEETING. The board of directors (the “Board of Directors”) of Universal Logistics Holdings, Inc. (the “Corporation”) may designate any place within or without the State of Nevada as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place within or without the State of Nevada as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Michigan.

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholder and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 1.2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Nevada as may be designated by the Board of Directors, or by means of remote communication, for the purpose of electing directors of the Corporation (“Directors”) and for the transaction of such other business as may be properly brought before the meeting.

SECTION 1.3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the President, the Chief Executive Officer, or the Chairman of the Board of Directors, if any. The President or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the Directors; or (2) requested in writing by stockholders owning at least seventy-five percent (75%) of the shares entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting. No business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the business is transacted without notice. The provisions of this Section shall be amended, altered, changed or repealed only with the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of the stock of the Corporation entitled to elect Directors, in addition to any approval of the Board of Directors or any stockholder vote or consent required by law or any provision of the Articles of Incorporation or otherwise.

SECTION 1.4. NOTICE. Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally or by electronic transmission in accordance with applicable law or mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. Such notice shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxies may be deemed present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be directed to a stockholder at his or her post office address last shown on the records of the Corporation or at such other address at which such stockholder shall have requested in writing and filed with the Secretary to receive notices from the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his or her attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of any adjourned meeting stating the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxies may be deemed present in person and vote at the adjourned meeting, need not be given otherwise than by the announcement of such information at the meeting at which adjournment is taken, unless a new record date is fixed for the adjourned meeting.

SECTION 1.5. CONDUCT OF MEETINGS. The Board of Directors may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe rules and regulations and do all acts, as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement; (e) limitations on the time allotted to questions or comments by participants; and (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting.

SECTION 1.6. QUORUM; ADJOURNMENTS. The holders of a majority of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be requisite for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 1.7. PROXIES. At every meeting of the stockholders, any stockholder having the right to vote may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by electronic transmission permitted by law to be filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after six (6) months from its date, unless coupled with an interest or unless the proxy provides for a longer period, which may not exceed seven (7) years from the date of its execution. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 1.8. VOTING. Each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation. If a quorum is present, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

SECTION 1.9. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of dividends, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten (10) nor more than sixty (60) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the Board of Directors has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the stockholders entitled to receive payment of dividends, the record date shall be at the close of business on the day on which the resolution of the Board of Directors declaring such dividend is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 1.10. INFORMAL ACTIONS BY STOCKHOLDERS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by the stockholders holding at least a majority of the voting power of the shares of stock entitled to vote on such action (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required) and such consent is filed with the minutes of the proceedings of the stockholders.

SECTION 1.11. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS.

(a) Annual Stockholders Meetings. At a meeting of the stockholders, only such nominations of persons for the election of Directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i)
specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;
(ii)
otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or
(iii)
otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with applicable law and the terms and procedures set forth in this Section 1.11.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, Director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 1.11(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 1.11, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 1.11(a)(iii) or Section 1.11(d), a Proposing Stockholder’s notice to the Secretary shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written statement and agreement executed by each such nominee acknowledging that such person:

(A) consents to being named in a proxy statement as a nominee and to serving as a Director if elected;

(B) intends to serve as a Director for the full term for which such person is standing for election; and

(C) makes the following representations: (1) that the Director nominee has read and agrees to adhere to the Corporation’s Code of Business Conduct and Ethics, Insider Trading Policy, and any other of the Corporation’s policies or guidelines applicable to Directors; (2) that the Director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the Director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for Director or service as a Director; and

(vi) as to the Proposing Stockholder:

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and

(G) a representation whether the Proposing Stockholder intends to solicit the holders of shares representing at least 67% of the shares entitled to vote on the election of Directors in support of Director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act (including the names of all nominees for whom the Proposing Stockholder intends to solicit proxies).

The Corporation may require any proposed nominee to furnish a completed and signed Directors’ questionnaire and such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.

(c) Other Stockholder Proposals. For all business other than Director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii) the information required by Section 1.11(b)(vi) above.

(d) Special Stockholders Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the Corporation’s notice of meeting (or supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which Directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.11(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with applicable law and the terms and procedures set forth in this Section 1.11.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 1.11(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Effect of Noncompliance. Only such persons who are nominated in accordance with applicable law and the terms and procedures set forth in this Section 1.11 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as Directors, and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with applicable law and the terms and procedures set forth in this Section 1.11. If any proposed nomination was not made or proposed in compliance with applicable law and this Section 1.11, or other business was not made or proposed in compliance with applicable law and this Section 1.11, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 1.11 does not provide the information required under this Section 1.11 to the Corporation, including the updated information required by Section 1.11(b)(vi)(B)-(D) within five business days after the record date for such meeting, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. For purposes of this paragraph (e), to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such annual or special meeting of the stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(f) Rule 14a-8. This Section 1.11 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(g) Rule 14a-19. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, (i) no Proposing Stockholder shall solicit proxies in support of Director nominees other than the Corporation’s nominees unless such Proposing Stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Proposing Stockholder (1) provides notice pursuant to Rule 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of Director nominees other than the Corporation’s Director nominees in accordance with Rule 14a-19 or (B) fails to comply with the requirements of Rule 14a-19, then the Proposing Stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by the Proposing Stockholder. Upon request by the Corporation, if any Proposing Stockholder provides notice pursuant to Rule 14a-19(a)(1) and (b) under the Exchange Act, such Proposing Stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act.

ARTICLE II

DIRECTORS

SECTION 2.1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among stockholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, or by any legal agreement among stockholders, or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2.2. NUMBER, TENURE, QUALIFICATIONS, REMOVAL. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the precise number to be fixed by resolution of the stockholders or the Board of Directors from time to time. Each Director shall hold office until the annual meeting of stockholders held next after his or her election and until his or her successor has been duly elected and has qualified, or until his or her earlier resignation, removal from office, or death. Directors need not be stockholders. Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the stock of the Corporation entitled to elect Directors, either at the annual meeting or at a special meeting called for that purpose. This Section shall be amended, altered, changed or repealed only with the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to elect Directors, in addition to any approval of the Board of Directors or any stockholder vote or consent required by law or any provision of the Articles of Incorporation of the Corporation or otherwise.

SECTION 2.3. VACANCIES AND ADDITIONAL DIRECTORSHIPS. Any newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board of Directors resulting from resignation, removal, death, or other cause, may be filled by the vote of the majority of the Directors then in office, though less than a quorum, and if not therefore filled by action of the Directors, may be filled by the stockholders at any meeting held during the existence of such vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Articles of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. A Director elected in accordance with this Section shall hold office until the annual meeting of stockholders held next after his or her election and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal or death. During any period when there is a vacancy on the Board of Directors, including any vacancy resulting from an increase in the authorized number of Directors, the remaining Directors shall continue to act.

SECTION 2.4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Nevada as it may from time to time determine.

SECTION 2.5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special meeting or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

SECTION 2.6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

SECTION 2.7. SPECIAL MEETINGS, NOTICE. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or upon the written request of a majority of the members of the Board of Directors. The person or persons calling a special meeting of the Board of Directors may fix the time and place of the meeting. Notice of any special meeting shall be given to each Director personally or by telephone, or by mail, express mail, courier service, facsimile, electronic mail or other means of electronic transmission, addressed to each Director at the Director’s usual place of business or residence, or the Director’s address as it is shown on the records of the Corporation. If the notice is by mail, the notice shall be deemed adequately delivered when deposited in the United States mail at least four (4) days prior to the time set for the meeting. If the notice is by express mail or courier service, such notice shall be deemed adequately delivered when delivered to the express mail or courier service at least two (2) days prior to the time set for such meeting. If the notice is given personally or by telephone, or by facsimile, electronic mail or other means of electronic transmission, such notice will be deemed adequately delivered when the notice is transmitted at least one (1) day prior to the time set for the meeting. An oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 2.8. NOTICE, WAIVER BY ATTENDANCE. No notice of a meeting of the Board of Directors need be given to any Director who signs a waiver of notice either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened except when a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

SECTION 2.9. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

SECTION 2.10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.11. EXECUTIVE COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish an Executive Committee of two (2) or more Directors constituted and appointed by the Board of Directors from their number who shall meet when deemed necessary. They shall have authority to exercise all the powers of the Board which may be lawfully delegated and not inconsistent with these Bylaws, at any time and when the Board is not in session. If not elected by the full Board of Directors, the committee shall elect a Chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Except as otherwise provided by resolution of the Board of Directors, meetings of the Executive Committee may be called by any member of the Executive Committee. Notice of meetings of the Executive Committee may be given in the same manner as provided for special meetings of the Board of Directors in Section 2.7 hereof, or waived as provided in Section 2.8 hereof, or as otherwise permitted by applicable law.

SECTION 2.12. OTHER COMMITTEES. In addition to the Executive Committee, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including without limitation a Compensation Committee, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and unless such resolution, these Bylaws, or the Articles of Incorporation expressly so provide, no such committee shall have the power to authorize to declare a dividend or to authorize the issuance of stock. Except as otherwise provided by resolution of the Board of Directors, or for the Executive Committee, meetings of any committee may be called by the chairperson, any two members of the committee, or if the committee has only one member, such member. Notice of meetings of any committee may be given in the same manner as provided for special meetings of the Board of Directors in Section 2.7 hereof, or waived as provided in Section 2.8 hereof, or as otherwise permitted by applicable law.

SECTION 2.13. ACTION WITHOUT FORMAL MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

SECTION 2.14. CONFERENCE CALL MEETINGS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 2.15. CHAIRMAN OF THE BOARD. The Board of Directors may at any time appoint from its members a Chairman of the Board, who shall serve in that capacity at the discretion of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors at which the Chairman of the Board is present. The Chairman of the Board shall have such other duties as may from time to time be assigned to the Chairman of the Board by these Bylaws or by the Board of Directors. Unless expressly determined otherwise by the Board of Directors with respect to a particular Director serving as Chairman of the Board, the position of Chairman of the Board shall not be deemed an officer position of the Corporation.

SECTION 2.16. VICE CHAIRMEN OF THE BOARD. The Board of Directors may at any time appoint from its members one of more Vice Chairmen of the Board, who shall serve in that capacity at the discretion of the Board of Directors. Unless otherwise determined by the Board of Directors, in case of the absence of the Chairman of the Board, the Vice Chairman, if any, (or if more than one, one of the Vice Chairmen as designated by the Board of Directors) shall preside at all meetings of the stockholders and the Board of Directors at which he or she shall be present. The Vice Chairmen of the Board shall have such other duties as may from time to time be assigned to them by the Board of Directors. Unless expressly determined otherwise by the Board of Directors with respect to a particular Director serving as a Vice Chairman of the Board, the position of Vice Chairman of the Board shall not be deemed an officer position of the Corporation.

ARTICLE III.

OFFICERS

SECTION 3.1. OFFICERS. The officers of the Corporation (“Officers”) shall include a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary and a Treasurer, and may include a Chief Operating Officer, one or more Executive Vice Presidents or Vice Presidents, and such additional Officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 3.9 hereof. The Chief Executive Officer, the Chief Financial Officer, the President, one or more Executive Vice Presidents or Vice Presidents, the Secretary and the Treasurer, shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any Officer. Any number of offices may be held simultaneously by the same person, except that the person serving as Chief Financial Officer may not serve simultaneously as the Chief Executive Officer. Any Officer may, but need not be, a Director. Any Officer may resign at any time upon written notice to the Corporation.

All Officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an Officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an Officer shall not of itself create contract rights. All agents and employees other than Officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the Officers appointing them.

Any vacancy caused by the death of any Officer, his or her resignation, his or her removal, or otherwise, may be filled by the Board of Directors, and any Officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the Officers of the Corporation as set forth in these Bylaws, the Officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 3.2. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall perform all duties incident to the office of Chief Executive Officer; he or she may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Executive Officer and delegated to some other Officer or agent of the Corporation by the Board of Directors. In the absence or disability of the Chairman and all Vice Chairmen, or if the Board of Directors has not appointed a Chairman or Vice Chairman, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors, and in any event may so preside to the extent determined by the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors.

SECTION 3.3. POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the principal operating officer of the Corporation with authority as such, and at the request of the Chief Executive Officer or in his or her absence or disability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Chief Operating Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Operating Officer and delegated to some other Officer or agent of the Corporation by the Board of Directors.

SECTION 3.4. POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the chief accounting officer of the Corporation; he or she shall see that the books and account and other accounting records of the Corporation are kept in proper form and accurately; and, in general, he or she shall perform all the duties incident to the office of Chief Financial Officer of the Corporation and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Financial Officer and delegated to some other Officer or agent of the Corporation by the Board of Directors.

SECTION 3.5. POWERS AND DUTIES OF THE PRESIDENT. The President shall act as a general executive officer of the Corporation and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors or by the Chief Executive Officer.

SECTION 3.6. POWERS AND DUTIES OF THE EXECUTIVE VICE PRESIDENT OR VICE PRESIDENT. Each Executive Vice President or Vice President shall perform all duties incident to such office and shall have such powers and perform such duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 3.7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he or she shall attend to the giving or serving of all notices of the Corporation; he or she shall have the custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; he or she shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the offices of the Corporation during business hours; and he or she shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or the Board of Directors or the Chief Executive Officer.

SECTION 3.8. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his or her hands; he or she may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit them to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may designate; he or she shall sign all receipts and vouchers for payments made to the Corporation; he or she shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of moneys received or paid or otherwise disposed of by him or her and whenever required by the Board of Directors or the Chief Executive Officer shall render statements of such accounts; and he or she shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 3.9. ADDITIONAL OFFICERS. The Board of Directors may from time to time elect such other Officers (who may but need not be Directors), including Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Financial Officers, as the Board may deem advisable and such Officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 3.10. GIVING OF BOND BY OFFICERS. All Officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

SECTION 3.11. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President or Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings or by written consent in lieu of a meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 3.12. COMPENSATION OF OFFICERS. The Officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors or by a committee of the Board to which the Board of Directors has delegated such responsibility.

ARTICLE IV.

CAPITAL STOCK

SECTION 4.1. SHARE CERTIFICATES AND UNCERTIFICATED SHARES. Shares of the Corporation’s stock may be represented by certificates or uncertificated, as provided under Nevada law, and shall be entered in the books of the Corporation as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors may from time to time determine. Each certificate shall include the holder’s name, the number of shares and class of shares and series, if any, represented thereby, and the par value of each share or a statement that the shares are without par value.

Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation may issue to represent such class or series of stock or, in the case of uncertificated shares, contained in a written notice that shall be sent to the registered owner within a reasonable time after the issuance or transfer of such uncertificated stock, provided that, except as otherwise provided in Section 78.242 of the Nevada General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation may issue to represent such class or series of stock or, in the case of uncertificated shares, contained in the written notice sent to the registered holder as set forth above, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 4.2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.

SECTION 4.3. REGISTERED STOCKHOLDERS. The Corporation shall have the right to treat the person registered on its books as the owner of shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in any of such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Nevada law.

SECTION 4.4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon a new certificate of stock or uncertificated share may be issued in lieu of the one claimed to have been lost, stolen or destroyed.

ARTICLE V.

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board of Directors of the Corporation.

ARTICLE VI.

SEAL

The corporate seal shall be in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

ARTICLE VII.

ANNUAL STATEMENTS

No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of stockholders, the Corporation shall prepare:

(a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year, and

(b) A profit and loss statement showing the results of its operation during the fiscal year.

Upon written request, the Corporation shall mail promptly to any stockholder of record a copy of the most recent such balance sheet and profit and loss statement.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.1. ACTION BY PERSONS OTHER THAN THE CORPORATION. Under the circumstances prescribed in Sections 8.3 and 8.4 hereof, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any, threatened, pending or completed action, suit or proceeding, or investigation, whether civil, criminal or administrative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 8.2. ACTIONS BY OR IN THE NAME OF THE CORPORATION. Under the circumstances prescribed in Sections 8.3 and 8.4 hereof, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation, against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 8.3. SUCCESSFUL DEFENSE. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 8.4. AUTHORIZATION OF INDEMNIFICATION. Except as provided in Section 8.3 hereof and except as may be ordered by a court, any indemnification under Sections 8.1 and 8.2 hereof shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made:

(a) by the stockholders;

(b) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or

(c) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so orders, by independent legal counsel in a written opinion.

SECTION 8.5. PREPAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 8.6. NON-EXCLUSIVE RIGHT. The indemnification provided by this Article shall not be deemed exclusive of any other right to which the person indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons.

SECTION 8.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section.

SECTION 8.8. INTERPRETATION OF ARTICLE. It is the intent of this Article VIII to provide for indemnification of the Directors, Officers, employees and agents of the Corporation to the full extent permitted under the laws of State of Nevada. This Article VIII shall be construed in a manner consistent with such intent.

ARTICLE IX.

NOTICES; WAIVER OF NOTICE

SECTION 9.1. NOTICES. Except as otherwise provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any stockholder, Director or Officer, such notice shall be given either by personal notice, by electronic transmission in accordance with applicable law, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such stockholder, Officer or Director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

SECTION 9.2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by electronic transmission, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

ARTICLE X.

CHECKS, NOTES, DRAFTS, LOANS, ETC.

SECTION 10.1. CHECKS, NOTES, DRAFTS. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such Officers of the Corporation and/or other persons as shall from time to time be designated by these Bylaws or the Board of Directors or pursuant to authority delegated by the Board.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other Officers or persons as shall from time to time be designated by the Treasurer.

SECTION 10.2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any Officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any Officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same, and may grant mortgages and other security interests in real property at any time held by the Corporation. Such authority may be general or confined to specific instances.

ARTICLE XI.

OFFICES

Except as otherwise required by the laws of the State of Nevada, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Nevada at such place or places as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE XII.

AMENDMENTS

Except as otherwise indicated in these Bylaws, the Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the stockholders or Board of Directors, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of a meeting. Except as otherwise indicated in these Bylaws, action by the stockholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to elect Directors, and action by the Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

Adopted effective as of May 1, 2025.